SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2014

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Vectren Corporation (the Company) announced on February 20, 2014, that Vectren Energy Delivery of Ohio, Inc. (VEDO), a wholly owned subsidiary of Vectren Utility Holdings, Inc. (VUHI), which is a wholly owned subsidiary of Vectren Corporation, received an order from the Public Utilities Commission of Ohio (PUCO) approving a Stipulation entered into by the PUCO staff and VEDO. On February 19, 2014, the PUCO approved the Stipulation which provided for the extension of a Distribution Replacement Rider (DRR) through 2017 and expanded the types of investment covered by the DRR to include recovery of other infrastructure investments.  The Order approved VEDO's five-year capital expenditure plan for calendar years 2013 through 2017 totaling $187 million related to these infrastructure investments, along with savings credits associated with reduced operations and maintenance expenses for each mile of aging infrastructure replaced. In addition, the Order approved VEDO's commitment that the DRR can only be further extended as part of a base rate case. The DRR was originally authorized in VEDO's 2009 base rate case and the primary purpose was recovery of investments in utility plant associated with replacing bare steel and cast iron (BS/CI) pipelines and certain other infrastructure.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.  These cautionary statements are attached as Exhibit 99.1.

Item 9.01  Exhibits

 (d) Exhibits
The exhibit listed below is filed herewith.

Exhibit Number	Description

99.1	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
February 20, 2014

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance and Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibit is filed as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description

99.1	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995